Exhibit 99

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Bradley S. Vizi
Pennsauken, NJ 08109	info@rcmt.com	Executive Chairman
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES

THIRD QUARTER RESULTS

Pennsauken, NJ – November 8, 2023 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, specialty health care, and information technology services, today announced financial results for the thirteen and thirty-nine weeks ended September 30, 2023.

RCM Technologies reported revenue of $58.0 million for the thirteen weeks ended September 30, 2023 (the current period), a decrease of 0.2% compared to $58.2 million for the thirteen weeks ended October 1, 2022 (the comparable prior-year period). Gross profit was $17.3 million for the current period, a 0.4% decrease compared to $17.4 million for the comparable prior-year period.  The Company experienced GAAP operating income of $4.3 million for the current period compared to $4.8 million for the comparable prior-year period.  The Company experienced GAAP net income of $3.8 million, or $0.46 per diluted share, for the current period compared to $3.5 million, or $0.33 per diluted share, for the comparable prior-year period. The Company experienced adjusted EBITDA (non-GAAP) of $4.6 million for the current period compared to $4.8 million for the comparable prior-year period.

RCM Technologies reported revenue of $192.2 million for the thirty-nine weeks ended September 30, 2023 (the current period), a decrease of 10.4% compared to $214.5 million for the thirty-nine weeks ended October 1, 2022 (the comparable prior-year period). Gross profit was $55.1 million for the current period, a 11.8% decrease compared to $62.5 million for the comparable prior-year period.  The Company experienced GAAP operating income of $15.8 million for the current period compared to $22.0 million for the comparable prior-year period.  The Company experienced GAAP net income of $11.6 million, or $1.33 per diluted share, for the current period compared to $16.1 million, or $1.52 per diluted share, for the comparable prior-year period. The Company experienced adjusted EBITDA (non-GAAP) of $16.3 million for the current period compared to $22.5 million for the comparable prior-year period.

Bradley Vizi, Executive Chairman of RCM Technologies, commented, “The cadence of our business continues to accelerate as we move through the year. As such, we expect the fourth quarter to be our strongest, and continue to be confident that the long-term outlook for RCM is bright.”

Kevin Miller, Chief Financial Officer of RCM Technologies, commented, “With our continued focus on return on equity, the productivity of our revenue improved in the third quarter of 2023, resulting in 180 basis points of gross margin improvement over the second quarter of 2023.”

Conference Call

On Thursday, November 9, 2023, RCM Technologies will host a conference call to discuss these results. The call will begin at 11:00 a.m. Eastern Time. The dial-in number is (800) 285-6670.

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in delivering these solutions to commercial and government sectors. RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America and Serbia. Additional information can be found at www.rcmt.com.

The statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995. They are subject to various risks, uncertainties, and other factors that could cause the Company’s actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expectations regarding our future revenues and other financial results, our pipeline, and potential project wins, and our expectations for investment and growth in our business. Such statements are based on current expectations that involve several known and unknown risks, uncertainties, and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties, and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties, and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Thirteen Weeks Ended
	September 30, 2023	October 1, 2022
Revenue	$58,049	$58,152
Cost of services	40,768	40,794
Gross profit	17,281	17,358
Selling, general and administrative	12,662	12,551
Depreciation and amortization of property and equipment	243	266
Amortization of acquired intangible assets	45	-
Gain on sale of assets	-	(219)
Operating income	4,331	4,760
Other expense (income), net	141	(55)
Income before income taxes	4,190	4,815
Income tax expense	434	1,297
Net income	$3,756	$3,518

Diluted net earnings per share data	$0.46	$0.33
Diluted weighted average shares outstanding	8,196,330	10,522,158

	Thirty-Nine Weeks Ended
	September 30, 2023	October 1, 2022
Revenue	$192,209	$214,459
Cost of services	137,144	151,998
Gross profit	55,065	62,461
Selling, general and administrative	38,782	39,962
Depreciation and amortization of property and equipment	756	729
Amortization of acquired intangible assets	136	-
Gain on sale of assets	(395)	(219)
Operating income	15,786	21,989
Other expense (income), net	965	(31)
Income before income taxes	14,821	22,020
Income tax expense	3,245	5,968
Net income	$11,576	$16,052

Diluted net earnings per share data	$1.33	$1.52
Diluted weighted average shares outstanding	8,730,998	10,566,816

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis

(Unaudited)

(In Thousands)

The following non-GAAP measures, which adjust for the categories of expenses described below, are non-GAAP financial measures.  Our management believes that these non-GAAP financial measures (“Adjusted operating income,” “EBITDA” and “Adjusted EBITDA”) are useful information for investors, shareholders, and other stakeholders of our Company in gauging our results of operations on an ongoing basis and to enhance investors’ overall understanding of our current financial performance and period-to-period comparisons.  Adjusted operating income, EBITDA and Adjusted EBITDA should not be considered alternatives to net income as an indicator of performance.  In addition, Adjusted operating income, EBITDA and Adjusted EBITDA do not take into account changes in certain assets and liabilities and interest and income taxes that can affect cash flows.  We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read-only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The following unaudited table presents the Company’s GAAP net income and the corresponding adjustments used to calculate Adjusted operating income, EBITDA and Adjusted EBITDA for the thirteen and thirty-nine weeks ended September 30, 2023 and October 1, 2022.

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
GAAP net income	$3,756	$3,518	$11,576	$16,052
Income tax expense	434	1,297	3,245	5,968
Interest expense, net	185	35	970	201
Depreciation of property and equipment	243	266	756	729
Amortization of acquired intangible assets	45	-	136	-
EBITDA (non-GAAP)	$4,663	$5,116	$16,683	$22,950

Adjustments
Gain on sale of assets	-	(219)	(395)	(219)
Gain on foreign currency transactions	(44)	(90)	(5)	(232)
Adjusted EBITDA (non-GAAP)	$4,619	$4,807	$16,283	$22,499

RCM Technologies, Inc.

Summary of Selected Income Statement Data

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended September 30, 2023
	Specialty Health Care	Engineering	Life Sciences and IT	Consolidated

Revenue	$24,895	$22,452	$10,702	$58,049
Cost of services	17,438	16,846	6,484	40,768
Gross profit	$7,457	$5,606	$4,218	$17,281
Gross profit margin	30.0%	25.0%	39.4%	29.8%

	Thirteen Weeks Ended October 1, 2022
	Specialty Health Care	Engineering	Life Sciences and IT	Consolidated

Revenue	$27,997	$20,922	$9,233	$58,152
Cost of services	19,014	15,594	6,186	40,794
Gross profit	$8,983	$5,328	$3,047	$17,358
Gross profit margin	32.1%	25.5%	33.0%	29.8%

	Thirty-Nine Weeks Ended September 30, 2023
	Specialty Health Care	Engineering	Life Sciences and IT	Consolidated

Revenue	$99,553	$61,956	$30,700	$192,209
Cost of services	70,623	47,482	19,039	137,144
Gross profit	$28,930	$14,474	$11,661	$55,065
Gross profit margin	29.1%	23.4%	38.0%	28.6%

	Thirty-Nine Weeks Ended October 1, 2022
	Specialty Health Care	Engineering	Life Sciences and IT	Consolidated

Revenue	$123,638	$61,726	$29,095	$214,459
Cost of services	86,772	45,653	19,573	151,998
Gross profit	$36,866	$16,073	$9,522	$62,461
Gross profit margin	29.8%	26.0%	32.7%	29.1%

RCM Technologies, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In Thousands, Except Share Amounts)

	September 30,	December 31,
	2023	2022
	(Unaudited)
Current assets:
Cash and cash equivalents	$654	$339
Accounts receivable, net	57,459	50,762
Transit accounts receivable	9,550	3,280
Prepaid expenses and other current assets	5,311	4,636
Total current assets	72,974	59,017

Property and equipment, net	2,221	2,098

Other assets:
Deposits	168	173
Goodwill	22,147	22,147
Operating right of use asset	2,976	3,665
Intangible assets, net	728	864
Total other assets	26,019	26,849

Total assets	$101,214	$87,964

Current liabilities:
Accounts payable and accrued expenses	$12,153	$14,147
Transit accounts payable	38,421	9,767
Accrued payroll and related costs	14,619	13,023
Finance lease payable	348	462
Income taxes payable	247	85
Operating right of use liability	884	1,349
Contingent consideration from acquisitions	300	472
Deferred revenue	335	1,119
Total current liabilities	67,307	40,424

Deferred income taxes, net, foreign	166	166
Deferred income taxes, net, domestic	1,652	1,495
Finance lease payable	-	232
Contingent consideration from acquisitions, net of current position	1,671	1,970
Operating right of use liability, net of current position	2,382	2,932
Borrowings under line of credit	6,657	8,783
Total liabilities	79,835	56,002

Contingencies (note 15)	-	-

Stockholders’ equity:
Preferred stock, $1.00 par value; 5,000,000 shares authorized;
no shares issued or outstanding	-	-
Common stock, $0.05 par value; 40,000,000 shares authorized;
17,660,999 shares issued and 7,900,190 shares outstanding at September 30, 2023 and 17,287,967 shares issued and 9,285,318 shares outstanding at December 31, 2022	880	863
Additional paid-in capital	116,146	113,878
Accumulated other comprehensive loss	(2,858)	(2,863)
Accumulated deficit	(24,520)	(36,096)
Treasury stock, 9,760,809 shares at September 30, 2023 and
8,002,649 shares at December 31, 2022, at cost	(68,269)	(43,820)
Total stockholders’ equity	21,379	31,962

Total liabilities and stockholders’ equity	$101,214	$87,964

RCM Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended
	September 30, 2023	October 1, 2022
Net income	$3,756	$3,518
Adjustments to reconcile net income to cash used in operating activities	1,049	364
Changes in operating assets and liabilities:
Accounts receivable	4,143	(5,155)
Prepaid expenses and other current assets	(987)	169
Net of transit accounts receivable and payable	1,556	(788)
Accounts payable and accrued expenses	(785)	2,064
Accrued payroll and related costs	2,790	1,187
Right of use liabilities	(333)	(366)
Income taxes payable	15	(336)
Deferred revenue	(169)	(621)
Deposits	2	(11)
Total adjustments	7,281	(3,488)
Net cash provided by operating activities	$11,037	$30

Net cash used in investing activities	(315)	(44)
Net cash used in financing activities	(11,343)	(2,293)
Effect of exchange rate changes on cash and cash equivalents	2	(44)
Increase in cash and cash equivalents	($619)	($2,351)

Common stock repurchase	($3,389)	($3,613)

	Thirty-Nine Weeks Ended
	September 30, 2023	October 1, 2022
Net income	$11,576	$16,052
Adjustments to reconcile net income to cash used in operating activities	2,795	1,550
Changes in operating assets and liabilities:
Accounts receivable	(6,696)	(1,590)
Prepaid expenses and other current assets	(675)	603
Net of transit accounts receivable and payable	22,384	(998)
Accounts payable and accrued expenses	(1,798)	1,479
Accrued payroll and related costs	1,596	4,235
Right of use liabilities	(1,016)	(1,306)
Income taxes payable	162	2,574
Deferred revenue	(784)	(1,858)
Deposits	4	-
Total adjustments	15,972	4,689
Net cash provided by operating activities	27,548	$20,741

Net cash used in investing activities	(480)	(453)
Net cash used in financing activities	(26,558)	(19,468)
Effect of exchange rate changes on cash and cash equivalents	(195)	(294)
Increase in cash and cash equivalents	$315	$526

Common stock repurchase	($24,449)	($6,394)